UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2022

Patriot National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Connecticut (State or other jurisdiction of incorporation)	000-29599 (Commission File Number)	06-1559137 (IRS Employer Identification No.)

900 Bedford Street, Stamford, CT (Address of principal executive offices)		06901 (Zip Code)

Registrant’s telephone number, including area code (203) 252-5900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

Effective as of June 22, 2022, Patriot National Bancorp, Inc., a Connecticut corporation (“PNBK”), amended and restated its 7% Senior Notes Due 2022 (the “Notes”) to extend the maturity of the Notes to December 31, 2022 and to increase the interest rate from (i) 7% to 7.25% from July 1, 2022 until September 30, 2022 and (ii) from 7.25% to 7.50% thereafter (the “Amended Notes”).

The foregoing description of the Amended Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Amended Note, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 8.01         Other Events.

On June 24, 2022, PNBK issued a press release announcing the amendment and restatement of the Notes. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01         Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Senior Note due 2022
99.1	Press Release, dated June 24, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: June 24, 2022	By:	/s/ Joseph D. Perillo
Joseph D. Perillo
Executive Vice President and Chief Financial Officer